Exhibit 15.5

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated April 21, 2015, with respect to the consolidated financial statements of Magic Software Enterprises Ltd. included in this Amendment No. 1 to the Annual Report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2014.

Tel- Aviv, Israel	/s/ Kost, Forer, Gabbay & Kasierer
June 30, 2015	KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global